Exhibit 8.1

Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Tel 212.351.4000 www.gibsondunn.com

, 2023

FORM OF EXHIBIT 8.1 OPINION

TLG Acquisition One Corp.

515 North Flagler Drive

Suite 520

West Palm Beach, FL 33401

Ladies and Gentlemen:

We have acted as counsel to TLG Acquisition One Corp., a Delaware corporation, (“TLG”) in connection with the transactions contemplated by the Merger Agreement, dated as of December 23, 2022 (as amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among TLG, Electriq Power, Inc., a Delaware corporation (“Electriq”), and Eagle Merger Corp., a Delaware corporation and wholly-owned subsidiary of TLG (“Merger Sub”), including the merger of Merger Sub into Electriq with Electriq surviving as a wholly-owned subsidiary of TLG (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (as defined below).

This opinion is being delivered in connection with the Registration Statement (File No. 333-268349) of TLG on Form S-4, filed with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”).

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Merger Agreement, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Business Combination will be consummated in the manner described in the Registration Statement and the Merger Agreement and will be effective under applicable law, (ii) none of the terms or conditions contained in either the Registration Statement or the Merger Agreement will be waived or modified, and (iii) the facts relating to the Merger and the Business Combination are accurately and completely reflected in the Registration Statement and the Merger Agreement. Our opinion assumes and is expressly

Abu Dhabi • Beijing • Brussels • Century City • Dallas • Denver • Dubai • Frankfurt • Hong Kong • Houston • London • Los Angeles

Munich • New York • Orange County • Palo Alto • Paris • San Francisco • Singapore • Washington, D.C.

TLG Acquisition One Corp.

                    , 2023

conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could affect the conclusion expressed herein. There can be no assurance that the IRS or a court will not take a position contrary to our opinion.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the headings “U.S. Federal Income Tax Considerations—Exercise of the Redemption Rights” and “U.S. Federal Income Tax Considerations—Ownership and Disposition of TLG Common Stock” constitute the opinion of Gibson, Dunn & Crutcher LLP as to the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders of the exercise of redemption rights in connection with the shareholder vote regarding the Business Combination Proposal and the ownership and disposition of TLG common stock following the Merger.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Except as expressly set forth above, we express no other opinion. Specifically, but without limiting the generality of the preceding sentence, we express no opinion on whether the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

TLG Acquisition One Corp.

                    , 2023

Respectfully,

GIBSON, DUNN & CRUTCHER LLP